Exhibit 3.550
Business ID: 878125
Date Filed: 09/19/2005 12:00 PM
Eric Clark
Secretary of State
[ILLEGIBLE]

F0100 - Page 1 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Certificate of Formation

The undersigned, pursuant to Senate Bill No. 2395, Chapter 402, Laws of 1994, hereby executes the following document and sets forth:

1. Name of the Limited Liability Company

Þ	Hancock County Development Company, LLC

2. The future effective date is: upon filing (Complete if applicable)

3. Federal Tax ID

Þ	Applied for

4. Name and Street Address of the Registered Agent and Registered Office is

Þ	Name:	CT Corporation System

Þ	Physical Address:	c/o CT Corporation System, 645 Lakeland East Drive, Suite 101

Þ	P.O. Box

Þ	City, State, ZIPS, ZIP4 Flowood MS 39232 –

5. If the Limited Liability Company is to have a specific date of dissolution, the latest date upon which the Limited Liability Company is to dissolve

Þ

6. Is full or partial management of the Limited Liability Company vested in a manager or managers? (Mark appropriate box)

Þ	☐ Yes ☑ No

7. Other matters the managers or members elect to include

Þ

Þ

F0100 - Page 2 of 2
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OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Certificate of Formation

	By:	Signature		(Please keep writing within blocks)

		Printed Name:	Jo Lynn White	Title:	Authorized Agent

Street and Mailing Address

Þ	Physical Address:	15880 N. Greenway-Hayden Loop, Suite 100

Þ	P.O. Box

Þ	City, State, ZIPS, ZIP4		Scottsdale	AZ	85260 –

	By:	Signature		(Please keep writing within blocks)

		Printed Name		Title

Street and Mailing Address

Þ	Physical Address

Þ	P.O. Box

Þ	City, State, ZIP5, ZIP4				–